EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
SPSS Inc.:

          With respect to the subject registration statement on Form S-3, we acknowledge our awareness of the use therein of our reports dated May 10, 1996, August 2, 1996 and October 28, 1996 related to our reviews of interim financial information.

          Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                     /s/ KPMG PEAT MARWICK LLP
                                                     KPMG PEAT MARWICK LLP

Chicago, Illinois
January 31, 1997


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